Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Argonaut Group, Inc. Amended and Restated Stock Incentive Plan of our report dated February 20, 2004, with respect to the consolidated financial statements and schedules of Argonaut Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas
June 11, 2004